EXHIBIT 99 PSEG Investor Update Leading toward a sustainable future October 2023 1 1

PSEG Investor Update October 2023 Forward-Looking Statements • our ability to obtain adequate nuclear fuel supply; Certain of the matters discussed in this presentation about our and our subsidiaries’ future • changes in technology related to energy generation, distribution and consumption and changes performance, including, without limitation, future revenues, earnings, strategies, prospects, in customer usage patterns; consequences and all other statements that are not purely historical constitute “forward-looking • third-party credit risk relating to and purchase of nuclear fuel; statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- • any inability to meet our commitments under forward sale obligations and Regional Transmission looking statements are subject to risks and uncertainties, which could cause actual results to differ Organization rules; materially from those anticipated. Such statements are based on management’s beliefs as well as • reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet; assumptions made by and information currently available to management. When used herein, the • the impact of changes in state and federal legislation and regulations on our business, including words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” PSE&G’s ability to recover costs and earn returns on authorized investments; “forecast,” “project,” variations of such words and similar expressions are intended to identify forward- • PSE&G’s proposed investment programs may not be fully approved by regulators and its capital looking statements. Factors that may cause actual results to differ are often presented with the forward- investment may be lower than planned; looking statements themselves. Other factors that could cause actual results to differ materially from • our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term those contemplated in any forward-looking statements made by us herein are discussed in filings we support for our nuclear fleet; make with the United States Securities and Exchange Commission (SEC), including our Annual Report • adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns; on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not • risks associated with our ownership and operation of nuclear facilities, including increased limited to: nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and • any inability to successfully develop, obtain regulatory approval for, or construct transmission trade control, environmental and other regulations, as well as financial, environmental and health and distribution, and our nuclear generation projects; and safety risks; • the physical, financial and transition risks related to climate change, including risks relating to • changes in federal and state environmental laws and regulations and enforcement; potentially increased legislative and regulatory burdens, changing customer preferences and • delays in receipt of, or an inability to receive, necessary licenses and permits and siting lawsuits; approvals; and • any equipment failures, accidents, critical operating technology or business system failures, • changes in tax laws and regulations. severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to All of the forward-looking statements made in this presentation are qualified by these cautionary provide safe and reliable service to our customers; statements and we cannot assure you that the results or developments anticipated by management will • any inability to recover the carrying amount of our long-lived assets; be realized or even if realized, will have the expected consequences to, or effects on, us or our business, • disruptions or cost increases in our supply chain, including labor shortages; prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place • any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; undue reliance on these forward-looking statements in making any investment decision. Forward-looking • the impact of cybersecurity attacks or intrusions or other disruptions to our information statements made in this presentation apply only as of the date of this presentation. While we may elect technology, operational or other systems; to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, • a material shift away from natural gas toward increased electrification and a reduction in the use even in light of new information or future events, unless otherwise required by applicable securities laws. of natural gas; • failure to attract and retain a qualified workforce; The forward-looking statements contained in this presentation are intended to qualify for the safe harbor • inflation, including increases in the costs of equipment, materials, fuel and labor; provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities • the impact of our covenants in our debt instruments and credit agreements on our business; Exchange Act of 1934, as amended. • adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs; • fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; 2 2

PSEG Investor Update October 2023 GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in presentation. Non-GAAP EBITDA excludes the same items as our non-GAAP Operating accordance with accounting principles generally accepted in the United States (GAAP). Earnings measure, as well as income tax expense (except for production tax credits Operating Earnings is a non-GAAP financial measure that differs from Net (PTCs)), interest expense and depreciation and amortization. Non-GAAP FFO reflects Income/(Loss). Non-GAAP Operating Earnings exclude the impact of gains (losses) cash from operations excluding working capital and adjusts for certain items including associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) taxes on asset sales, cost of removal and energy efficiency investments. Non-GAAP Debt accounting and material one-time items. The last two slides in this presentation (Slides A consists of long-term debt, short-term debt and other imputed debt primarily related to an and B) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP unfunded pension obligation. Non-GAAP EBITDA and non-GAAP FFO, as referenced in Operating Earnings. this presentation, may not be comparable to similarly titled measures used by other companies. Given the forward-looking nature of non-GAAP Operating Earnings, non- Management uses non-GAAP Operating Earnings in its internal analysis, and in GAAP Adjusted EBITDA and non-GAAP FFO estimates and our inability to project certain communications with investors and analysts, as a consistent measure for comparing reconciling items that would be excluded from the most directly comparable GAAP PSEG’s financial performance to previous financial results. The presentation of non- measures – such as MTM and NDT gains (losses), with respect non-GAAP Operating GAAP Operating Earnings is intended to complement, and should not be considered an Earnings and non-GAAP EBITDA; working capital (including accounts receivable/payable, alternative to, the presentation of Net Income/(Loss), which is an indicator of financial cash collateral), adjustments to Net Income (including changes in regulatory performance determined in accordance with GAAP. In addition, non-GAAP Operating assets/liabilities, deferred taxes) with respect to non-GAAP FFO and non-GAAP debt and Earnings as presented in this release may not be comparable to similarly titled measures imputed debt (including unfunded pension obligation) with respect to non-GAAP debt - due used by other companies. to the volatility, complexity and low visibility of these items, PSEG is unable to reconcile PSEG also includes forward-looking estimates of non-GAAP Operating Earnings, non- these non-GAAP financial measures to the most directly comparable GAAP financial GAAP Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) and non- measure. These items are uncertain, depend on various factors, and may have a material GAAP Funds From Operations (FFO), including the non-GAAP ratio FFO/Debt, in this impact on our future GAAP results. Guidance included herein is as of August 1, 2023. From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this communication. 3 3

PSEG Investor Update October 2023 Public Service Enterprise Group Dan Cregg Ralph LaRossa Executive Vice President & CFO Chair, President & CEO

PSEG Investor Update October 2023 PSEG 2023: Increased Strategic Clarity PSE&G • Regulated Operations Represent ~85%-90% of PSEG’s non-GAAP Operating Earnings Over Next 5 Years NJ’s Largest T&D Utility: 2.3 Million Electric and 1.9 Million Gas Customers PSEG Power & Other* PSEG • PSEG Will Retain Nuclear Production Tax Credit makes Nuclear’s cash flows more predictable and provides downside price protection • Exited Offshore Wind Generation, Streamlining Business and Eliminating Project Risk * PSEG Power & Other includes PSEG Nuclear, Gas Operations, PSEG Long Island, Offshore wind lease area and potential transmission investments, potential Hydrogen investments, Parent and other. 5 5

PSEG Investor Update October 2023 PSEG’s Powering Progress Vision: Powering a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever • Operational Excellence: Best-in-class utility • Disciplined Investment: >90% of capital allocation and strong nuclear performance to PSE&G, aligned with clean energy policies - Investments to modernize utility infrastructure – Energy • Financial Strength: Solid balance sheet to fund Strong, “Last Mile” reliability, GSMP our growth objectives - Investments to support decarbonization – Energy Efficiency, EV, AMI, Solar and other - No new equity required to support 5-year capital plan - Solid investment grade ratings supported by credit metrics that allow for incremental investment - PTC provides long-term certainty and downside price ...which produces a strong protection for Nuclear business mix and platform - Cost control supports customer affordability with one of the lowest gas bills and below average electric bills for predictable growth vs. regional peers 6 6

PSEG Investor Update October 2023

PSEG Financial Outlook: More Predictability from an Improved Business Profile

Well Positioned for the Future

Exited Merchant Fossil Generation	✓ Eliminates market price volatility on earnings, proceeds used to pay down debt, return capital to shareholders
Exited Offshore Wind Generation	✓ Completed sale of 25% equity stake in Ocean Wind 1, recouping full investment ✓ Evaluating options to monetize our 50% stake in Garden State Offshore Energy acreage
Decision to Retain Nuclear Assets	✓ PTC provides downside price protection through 2032 ✓ Enhances PSEG Power & Other cash flow visibility and predictability
Progress on Reducing Pension Variability	✓ BPU pension accounting order helps reduce volatility in PSE&G earnings ✓ Recent “lift-out” of ~$1 billion of PSEG Power & Other pension obligations
PSE&G Transmission Formula Rate	✓ Provides timely recovery of capital investments
PSE&G Conservation Incentive Program	✓ Decoupling of volumes from revenues supportive of widespread adoption of EE investments
PSE&G’s Robust Capital Program	✓ Long-term visibility from infrastructure replacement and support of NJ’s decarbonization efforts
PSEG Financial Strength	✓ Solid balance sheet enables funding of 5-year capital investment program without new equity
PSEG Compelling Risk-Adjusted Return Opportunity	✓ Continued opportunity for consistent and sustainable dividend growth ✓ Supports our long-term earnings growth outlook of 5%-7% through 2027

7

PSEG Investor Update October 2023 PSEG 2023: Growth Opportunities Aligned with Clean Energy Policies Significant events (i.e., the Northeast Blackout of 2003 and Superstorm Sandy) have driven policy changes and led to investment opportunities Future investment will address growing demand for electrification and need for an even more reliable grid, all aligned with New Jersey and federal energy policies Key State Policies nd PSEG Opportunities • BPU recently issued 2 triennial Energy Efficiency framework • Recent NJ Executive Orders Advance 100% Clean Energy by 2035, • “Last Mile” distribution system investments increase reliability Prioritizes Electrification of Building Sector, and Initiates Stakeholder and prepare for electrification Proceeding on Future of Natural Gas Utilities • GSMP targets methane leaks and infrastructure replacement • BPU Order for Energy Efficiency Adoption (2020) • EE programs reduce usage, emissions and customer bills • NJ Energy Master Plan (2020) • NJ Clean Energy Act (2018) • EV programs address the #1 source of emissions in NJ • NJ Zero Emissions Certificate Law (2018) • PTC helps preserve NJ nuclear units; offers opportunities to invest in uprates, fuel-cycle extension and license extension; Key Federal Policies incremental opportunities in hydrogen and non-fossil fuel delivery • Inflation Reduction Act (2022) • Investment upside from NJ Governor’s Executive Orders • Infrastructure Investment and Jobs Act (2021) • PIPES Act (2020) Supports Replacement of Aged Gas Pipeline Infrastructure 8

PSEG Investor Update October 2023

PSEG 2023: Key Assets and Leadership

PSE&G – Best-in-Class Regulated Electric & Gas T&D Utility

- Top decile safety performance
- Most Reliable Electric Utility in Mid-Atlantic Metropolitan Service Area for 21 consecutive years
- #1 in Customer Satisfaction with both Residential Electric and Natural Gas Service in the East among Large Utilities by J.D. Power in 2022*
- Robust pipeline of regulated investment opportunities
- Affordability through below average residential electric bills in the region and among the lowest residential gas customer bills in region
- EEI Edison Award for our industry-leading efforts to protect New Jersey communities and customers from extreme weather conditions
- Award-winning Solar, Energy Efficiency, and EV programs

PSEG Power & Other

- Solid nuclear operations with exemplary ratings on all units, gas operations benefiting PSE&G customers, and PSEG Long Island
- Nuclear fleet consisting of 3,766 MW carbon-free, base load assets with a PTC stabilized revenue stream and opportunities for low-cost uprates and other enhancements
- Supporting revenues from Gas Operations, PSEG Long Island, and other investments offset Parent interest

PSEG's Workforce of 12,500 Engaged Associates Led by an Experienced Management Team with Continuity

- CEO, CFO, GC, Presidents of PSE&G and PSEG Nuclear have an average of > 25 years of service with PSEG in a variety of roles
- Strong union partnerships with our six unions and the ~7,700 employees they represent:
  - Recently reached new four-year labor agreements with all of our unions representing employees in New Jersey
  - Negotiating PSEG Long Island labor agreement in advance of Q4 2023 contract expiration

** PSE&G Company received the highest score in the East Large segment of the J.D. Power 2022 U.S. Electric Utility Residential Customer Satisfaction Study of customers' satisfaction with electric utility residential services and the J.D. Power 2022 U.S. Gas Utility Residential Customer Satisfaction Study of customers' satisfaction nationally among gas residential customers. Visit jdpower.com\awards for more details.*

9

PSEG Investor Update October 2023 PSEG 2023: Financial Strength to Achieve Strategic Plan Long-Term Growth Outlook of 5%-7% for 2023-2027 • Primary contributor is PSE&G’s 5%-7% Net Income growth rate over this 5-year period • Nuclear revenues at PTC threshold level offer stability that supports long-term growth outlook • Addresses cost updates to pension, interest and inflation Robust Utility Capital Investment Plan of $15.5B-$18B for 2023-2027 • Continuation of current investments focused on system modernization, “Last Mile” reliability and clean energy programs • Long runway of system infrastructure investments, decarbonization and electrification opportunities Solid Balance Sheet • Supports 5-year capital plan with no new equity or required asset sales, and potential for incremental investments • Solid investment grade credit ratings with improved business mix 2023 Indicative Shareholder Dividend Increased by 5.6% over 2022* • Opportunity for consistent, sustainable growth Compelling Growth Profile of PSE&G, Complemented by PSEG Power & Other’s Nuclear PTC Enhanced Outlook 10 *All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Investor Update October 2023 PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service, at lower cost Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system Delivering Highest Customer Reliability at Lowest Cost: Achieving drives need for GSMP program low SAIDI outage scores with Lowest Distribution O&M spend 0.00 0 PSE&G 50 0.01 100 0.02 150 0.03 200 PSE&G 0.04 250 300 0.05 $- 0 $100 $200 $300 $400 $- 0 $50 $100 $150 $200 $250 $300 $350 Electric Distribution O&M per Customer ($) Gas Distribution O&M per Customer ($) Lower Cost Lower Cost Peers subset of SNL Energy Electric and Diversified Utilities with > 500,000 customers Peers consist of LDCs in NY, NJ, MD and PA. Achieving Highest Customer Satisfaction at Lowest Cost: For Overall Lowest A&G Cost/Customer vs. Peers Residential Customer Satisfaction PSE&G Elec. 800 780 PSE&G Elec. (#1) 760 Electric 740 PSE&G Gas 720 PSE&G Gas (#2) 700 680 Gas 660 640 $- $50 $100 $150 $200 $250 $- 0 $100 $200 $300 $400 0 Distribution O&M per Customer ($) Lower Cost Lower Cost Electric Peer Companies * Gas Peer Companies * * Peers and Overall Residential Customer Satisfaction from the East Large segment of the J.D. Power 2022 U.S. Electric Peers subset of SNL Energy Electric and Diversified Utilities with > 500,000 customers operating in CT, DE, MD, NY, NJ or PA Electric Utility Residential Customer Satisfaction Study of customers’ satisfaction with electric utility residential services Gas Peers LDCs operating in CT, MD, NJ, NY or PA with > 500,000 customers and the J.D. Power 2022 U.S. Gas Utility Residential Customer Satisfaction of customers’ satisfaction with natural gas residential services. Excludes PSEG Long Island for Electric and Eversource Energy and National Grid for Gas. 11 11 Note: Data and analytics for O&M and A&G Cost provided by S&P Global Market Intelligence. Leaks/Mile from PHMSA annual data. Data from 2022. Higher Reliability Higher Satisfaction SAIDI (minutes per year) Overall Residential Customer Satisfaction Lower Leaks Repaired System Leaks per Mile of Mains

PSEG Investor Update October 2023

PSEG Provides a Compelling Value for Our Communities


NJ Spend
~$1.7B
~$1.8B
~$2.1B
2020
2021
2022

Substantial investment in NJ economy


U.S. Diversity Spend
~$0.6B
~$0.8B
~$1.0B
2020
2021
2022

Continued growth in spending with diverse businesses

Corporate Citizenship & Economic Development

- **Recognized as One of America's Most Responsible Companies** *(Newsweek 2023)*
- **Choose NJ** – Chair of leading NJ economic development group
- **Clean Energy Jobs Program** – Ahead of schedule with more than 2,300 hires [(1)] with a focus on diversity, equity and inclusion, in collaboration with NJ's Council on the Green Economy
- **PSEG's Corporate Citizenship** priorities of environmental sustainability, social justice and equity focus on creating a positive impact on the communities we serve
- **With over $10M funded annually, the PSEG Foundation and Corporate Social Responsibility** support a framework of social value through strategic partnerships and activities, charitable giving as well as in-kind donations, and a robust employee-giving program
- **Over 6,000 employees volunteered over 30,000 hours** with hundreds of local organizations in 2022, including >80% of executives serving on boards of 59 non-profit organizations
- **Offshore Wind Port** – Provided land as well as development and permitting support

(1) As of June 30, 2023

12

PSEG Investor Update October 2023 PSEG Provides a Compelling Value for the Environment Environmental Targets • Carbon-free generation and net-zero for operations (Scope 1 and 2 emissions) by 2030 • Methane emissions – 22% reduction from 2018 through GSMP • Energy Efficiency – PSE&G on path to achieve EE savings targets established by the BPU • Electrifying transportation – Clean Energy Future–EV and the IAP focus on make-ready investments; targeting PSE&G fleet transition to electric by 2030 • PSEG has made a submission to the Science Based Targets initiative encompassing Scopes 1, 2 and 3 emissions; our submission is under review as part of SBTi’s validation process th Dow Jones Sustainability North America Index – 15 year in a row Carbon-Free Generation • Preserved New Jersey’s carbon-free, base load nuclear generation resource • Retired coal generation • Sold PSEG Fossil generating assets including Kalaeloa 13 13

PSEG Investor Update October 2023 PSEG Sustainability and ESG Summary PSEG Leadership Policies & Goals Recognition & Memberships • PSEG is a vocal advocate for an economy- • Named to Forbes List for America’s Best • PSE&G’s Clean Energy Future programs wide price on carbon and preservation of our Employers for Diversity for 2023 approved to invest $2B to decarbonize the existing carbon-free nuclear generating fleet NJ economy via Energy Efficiency, • Named to JUST Capital’s 2023 list of EV infrastructure, and AMI • Committed to rigorous oversight of political America’s 100 Most JUST Companies contributions and transparency in disclosure • Accelerated PSEG’s climate vision for Net Zero • MSCI has assigned PSEG its highest GHG emissions to 2030 for scopes 1 & 2 • PSEG oversight of sustainability and climate corporate ESG rating of AAA initiatives by Board of Directors’ Governance, • PSEG has made a submission to the Science • PSE&G was recognized with the Nominating and Sustainability Committee Based Targets initiative ® PA Consulting ReliabilityOne Award for • Human Rights Policy Outstanding Reliability Performance in • PSEG generating fleet is a Top 10 U.S. the Mid-Atlantic Metropolitan Service Area $0.40 -$0.45 producer of carbon-free energy and is coal-free • LGBTQ+ Inclusion Pledge st for the 21 consecutive year • PSEG’s ESG goals and business strategy • ~$1B of regulated solar investments • Named to the Dow Jones Sustainability are aligned with many of the U.N.’s SDGs North America Index for 15 years in a row • PSE&G has issued $1.4 billion of Green Bonds $3.00 - and PSEG sub-limit of master credit facility $3.05 includes sustainability-linked pricing mechanism • Link to PSEG Sustainability and ESG Disclosures including Reports and Sustainable Financing Framework* *These reports and disclosures should not be deemed incorporated into or part of these slides. Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of 6 14 electric and gas and line losses; Scope 3 are indirect emissions from our value chain.

PSEG Investor Update October 2023

PSEG Provides a Compelling Value for Our Investors


P/E
Rolling • average 2nd and 3rd year expectations
22.5
20.0
17.5
15.0
12.5
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
PSEG
Peer Avg
Top Quartile Avg

Investment Proposition	Return Opportunity
EPS Growth Rate Outlook 2023E-2027E	5% – 7%
Dividend Yield	3% – 4%
Total Potential Shareholder Return	8% – 11%

Opportunity for Multiple Expansion to Further Enhance Return Opportunity

We intend to continue improving our relative valuation through a better business mix and visible earnings growth:

- Regulated investment opportunities in decarbonization of NJ economy and electrification of transportation and buildings
- Broader opportunities in transmission due to recent DOE study and PJM fast track proceeding
- Unique asset class of carbon-free baseload nuclear fleet with PTC stabilized price beginning in 2024
- De-risked long-term growth outlook from visible, LT investments

15

PSEG Investor Update October 2023 Public Service Electric & Gas

PSEG Investor Update October 2023 PSE&G – A Single State, Dual Jurisdiction Utility • Electric Transmission • Electric and Gas Distribution • Appliance Service Provider • Utility Provider of Energy Efficiency and Renewable Energy Programs *** PSE&G YE 2022 Rate Base As of YE 2022 Electric Gas Transmission Total Customers 2.3 Million 1.9 Million $11.8 B 45% 5-YR Annual Growth* 0.9% 0.7% 40,816 2,567M Total Sales ** GWh Therms ~$26.4B Sales Mix Residential 34% 59% Distribution $13.8 B Commercial 57% 37% 52% Clean Energy $0.8 B Industrial 9% 4% 3% *Annual customer growth uses 2017 as base year. **Gas Firm sales only. *** Excludes CWIP. Year-end CWIP 2022 balance was ~$1.3B. 17 17

PSEG Investor Update October 2023 Top-Tier Safety and Reliability Performance Metrics Driven by Nonstop Focus on Continuous Improvement OSHA Recordable SAIDI Open Leaks Incidence Rate 4.0 200.0 12.0 10.0 3.0 150.0 8.0 100.0 2.0 6.0 1.16 56.1 1.11 1.04 47.3 4.0 44.5 43.6 0.85 0.83 42.3 0.77 33.9 1.0 50.0 1,481 1,230 1,123 2.0 965 808 637 0.0 0.0 0.0 2017 2018 2019 2020 2021 2022 2017 2018 2019 2020 2021 2022 2017 2018 2019 2020 2021 2022 Top decile Sustained top decile Open year-end gas leaks performance in OSHA performance in electric reduced by 57% recordable incidence reliability results from 2017 st nd rd Top Decile 1 Quartile 2 Quartile 3 Quartile PSE&G Open Leaks, OSHA and SAIDI compared to their respective national panels. 18 18 Better Better Thousands Better

PSEG Investor Update October 2023 PSE&G’s Residential Electric bills are lower than regional average and Residential Gas bills are among the lowest in the region $300 $300 Monthly Electric Bills Monthly Gas Bills $250 $250 $215 $205 $192 $190 $200 $200 $153 $151 Average = $148 $141 $150 $150 $137 $134 $134 $130 $130 $122 $119 $118 $114 Average = $109 $106 $104 $98 $97 $91 $100 $100 $82 $69 $62 $50 $50 $0 $0 JCP&L BG&E RECO PECO PSE&G PP&L ACE O&R CL&P LIPA UI Con Ed E-Town PSE&G BG&E PECO O&R CNG SCG NJN Brooklyn SJG Yankee Con Ed PSE&G Peer NJ Utilities Peer Regional Utilities outside of NJ Based upon a calculation of monthly bills for an electric customer using 500 kilowatt-hours and a gas customer using 100 therms using rates as of June 1, 2023. Rates sourced from public company documents. 19

PSEG Investor Update October 2023

PSE&G Combined Bills Under 3% of Median NJ Income, Favorable "Share of Wallet" vs. Lower-Cost Regions


PSE&G Electric & Gas Combined Bills(1)
% of New Jersey Household Income
Including Low-Income Customers After Assumed Credits
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
4.5%
4.3%
4.0%
3.6%
3.8%
3.7%
3.3%
3.1%
2.9%
2.8%
2.5%
2.6%
2.5%
2.5%
2.6%
2.8%
2.6%
1.9%
2.0%
2.4%
2.2%
2.0%
1.6%
1.7%
1.6%
1.5%
1.5%
1.5%
1.6%
1.8%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022E
2023E
Combined Bill as a % of NJ Median Income
Combined Bill as a % of Low Income Threshold

Affordability of the combined bill has improved by ~40% since 2009 for median and low-income customers

NJ 2022 electric residential rate year-over-year increase is 4th lowest among 50 states and Washington, D.C. (2)

Recent changes to low-income support programs (LIHEAP, USF and Lifeline) have increased customer eligibility

(1) Based on a typical residential electric customer using 740 kilowatt-hours per summer month and 6,920 kilowatt-hours on an annual basis using rates as of June 1 for each year and a typical residential gas heating customer using 172 therms per winter month and 1,040 therms on an annual basis using rates as of January 1 of each year, February 1 for 2023.

(2) Source: Data provided by S&P Global Market Intelligence.

Notes: NJ Median income source https://fred.stlouisfed.org/series/MEHOINUSNJA646N. 2022E and 2023E are not available, therefore assume 3% annual increase per year over 2021. Income level of USF, the lowest threshold of the three low-income programs, is 175% of the Federal Poverty Line. Assumes the customer also qualifies for LIHEAP and Lifeline.

2022 results were adjusted to normal levels of customer assistance, which was elevated in 2022 due to funds received through the American Recovery Plan.

20

PSEG Investor Update October 2023 PSE&G's 5-Year Capital Investment Plan of $15.5B-$18B is Driven by System Modernization and NJ's Decarbonization and Energy Policy Goals PSE&G Capital Spending 2023E – 2027E 4 3 2 1 0 2023E 2024E 2025E 2026E 2027E Transmission Electric Distribution Gas Distribution Clean Energy Low to High Investment Range* Includes AFUDC. CEF-EC/AMI is included in Electric LDC. *The low end of the range includes extensions of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar, 21 ($ Billions)

PSEG Investor Update October 2023

PSE&G's 10-Year Capital Plan Focuses on System Modernization, Climate Mitigation and Adaptation

PSE&G's Capital Spending Program
2023E-2032E
Range $34B-$40B


Transmission
16%
Electric
Distribution
34%
Gas
Distribution
33%
Clean
Energy
17%
PSE&G
High-End
2023E-2032E
Capex ~$40B

Investment in the 10-year Period Primarily Driven by:

- **Transmission:** 69kV upgrades to support future electrification
- **Electric Distribution:** System modernization and upgrades to replace "Last Mile", aging station equipment, and support for electrification
- **Gas Distribution:** Complete replacement of aged cast iron and unprotected steel mains and services by 2032, reducing methane leaks and completing system modernization
- **Clean Energy:** Programs to meet NJ clean energy targets and help customers save money

*Supporting state energy policy focusing on electrification of transportation and buildings offers **additional** investment opportunity*

Includes AFUDC. CEF-EC/AMI is included in Electric LDC.
Note: The low end of the range includes extensions of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar.

22

PSEG Investor Update October 2023 Transmission Investment Is Focused on 69kV Upgrades to Support Future Electrification Efforts • Transitioning from large end-of-life projects to 69kV conversion/expansion and new stations to improve reliability, address aging system and load growth including future electrification efforts • Lifecycle investments focused on overhead conductor and pipe cable replacements and upgrades • Generation topology changes due to retiring plants and interconnections/ upgrades for OSW transmission and other renewables • Broader opportunities in transmission due to recent DOE study and PJM fast track proceeding • Annual formula rate incorporates forward test year, eliminates investment and cost recovery lag, which provides predictable earnings growth 23

PSEG Investor Update October 2023 Electric Distribution Investment Is Focused on System Modernization Providing Long Runway of Investment Opportunities and Maintains Our Best-in-Class Reliability We will build on the success of programs like Energy Strong and Infrastructure Advancement Program to meet current and future needs of our customers, including investments for: • “Last Mile” – Modernize circuits via targeted replacement of a myriad of asset types to support reliability, hardening and future electrification • Station Upgrades – Modernize or eliminate aging electric distribution substations and switchgear to support EV/DER growth and address expanded security requirements Outside Plant Construction • Community Needs – Expertise in tailoring station design to harmonize with our communities • Technology – AMI, new enhanced capacitor banks and other technology to enable capabilities for remote monitoring and system control to support EV/DER integration, urban networks and cost reductions Madison Street Substation 24

PSEG Investor Update October 2023

Gas Distribution Investment Is Focused on Infrastructure Replacement Accelerating Emission Reduction Benefits



GSMP main replacement

Pending NJBPU review and potential approval on October 11th:

- GSMP II extension proposed settlement,
  - ~$900 million, 2-year extension (January 2024 – December 2025)
  - ~$750 million accelerated clause-based recovery and $150 million stipulated base
  - Replacement of a minimum of 400 miles of main
  - Sustains the thousands of jobs and skilled workforce created under GSMP II
- GSMP III filing, including RNG and Hydrogen projects:
  - Held in abeyance; parties to reconvene by no later than January 31, 2025
  - If approved, would commence in January 2026

25

PSEG Investor Update October 2023

PSE&G's Award-Winning Clean Energy Future Programs Are Delivering Benefits to Customers, and Rate Base Growth

ENERGY EFFICIENCY BPU approved ~$1.3B investment since September 2020	ENERGY CLOUD "AMI" BPU approved $707M investment* in January 2021	ELECTRIC VEHICLES BPU approved $166M investment in January 2021
Programs for Residential and C&I Customers including low-income, multi-family, small business and local government	**"Smart meters," new software and product solutions to improve PSE&G processes and better manage the electric grid**	**Residential Smart Charging, Level 2 Mixed-Use Charging, and Public DC Fast Charging (Make-Ready)**
• Program on target including nine-month extension through June 2024 of $280 million ($320 million requested), increasing run rate, BPU issued EE framework for second triennial program that will be basis for Q4 2023 filing • Has won 27 awards, including two for creating clean energy jobs in NJ	• Program on target, ~1 million meters in service to date (1) and full deployment on schedule for ~ year-end 2024 • Foundation for better customer service by providing customers granular usage information, automated reconnections and faster outage detection	• Program on target, enrollment increasing quickly due to education, outreach and supply chain improvements with 8,850 chargers in the application queue and 6,200 chargers energized to date (1) • Won Plug-In America Utility Award, and in 2022 and EVgo Charging Hero award in 2023 • BPU to address Medium and Heavy-Duty EVs in conjunction with ongoing stakeholder process


Solar Panels
LED Lighting
Smart Thermostats
Smart Outlets and Power Strips
Air Purifiers
Smart Home Hub
Smart Appliances
Energy Storage
EV
EV Charger (Make-Ready)
AMI Smart Meter

PSE&G's Clean Energy Jobs Program has supported more than 2,300 unemployed and underemployed people from low-to-moderate income areas secure clean energy careers(1)

(1) As of June 30, 2023

26

PSEG Investor Update October 2023 Incremental to PSE&G’s 10-Year Plan Are Opportunities Linked to New Jersey’s Accelerated Electrification Goals Governor Murphy’s February 2023 Incremental investments to support NJ’s Executive Orders increasing targets to decarbonize the economy • 100% clean energy by 2035 • Incremental clean energy investments (Solar, EE, EV, Battery storage) • Electrifying transportation – No internal combustion engine vehicles sold after 2035 and increased • Enhanced “Last Mile” reliability work to support incentives for Medium and Heavy-Duty EV adoption accelerated EV adoption and electrification • Building electrification – 400,000 homes and 20,000 • Supports accelerated replacement of aging gas mains commercial properties and 10% of low-to-moderate prone to leaks and breaks income properties by 2030 • Potential investments for low carbon fuels • Initiated 18-month stakeholder process to achieve to integrate into gas distribution system 2021 reduced gas emission goal by 2030 … representing a $3B-$7B incremental investment opportunity through 2032 27 27

PSEG Investor Update October 2023

PSE&G's Rate Base Growth Delivers Improved Reliability, Enhanced Resiliency, Increased Customer Satisfaction, and Lower Emissions


PSE&G Year-End Rate Base
($ Billions)
60
50
40
30
20
10
0
2022
2023E
2024E
2025E
2026E
2027E
2032E
2022YE - 2027YE
CAGR: 6%-7.5%
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Low to High Investment Range*

Strong pipeline of opportunities will allow for continued rate base growth comparable to current growth rates

The hashed portion of 2032E rate base includes the high-end of our 10-year capital spending program, as well as incremental investment opportunity from NJ's accelerated electrification goals

Chart excludes CWIP. Year-end 2022 CWIP balance was ~$1.3B.

**The low end of the range includes extension of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles, solar and State energy policy goals.*

28

PSEG Investor Update October 2023

Effective Cost Control to Mitigate Inflation Impacts and Preserve Customer Affordability Keeps O&M CAGR ~1%


PSE&G O&M Expense (1)
1,500
1,000
500
0
($ Millions)
2018
2019
2020
2021
2022
2023E
Distribution
Transmission

- Demonstrated ability to control O&M
- 2023 cost reductions more than offset inflation and partially addresses the impact of Pension and OPEB
- Our focus on cost control provides headroom for recovery of capital investment, as $1 of O&M offsets the impact of ~$10 of capital investment on customer bills
- Implementation of AMI and productivity efforts are expected to continue to control O&M costs for the next several years

(1) Excludes certain regulatory balance account items.

29

PSEG Investor Update October 2023

PSE&G Dual Jurisdiction Regulation Provides for a Mixture of Investment and Cost Recovery Mechanisms

Transmission

- Federal Regulatory Entity: Federal Energy Regulatory Commission
- Annual Formula Rate filing provides for contemporaneous recovery with forward-looking test year
- Current Transmission ROE: 10.4% inclusive of 50 basis point RTO adder
  - Equity Ratio: ~55%
  - YE 2022 Transmission Rate Base: ~$12B (~45%)

Distribution


Transmission
PSE&G Rate Base
Distribution
Clean Energy

- State Regulatory Entity: NJ Board of Public Utilities
- Timely recovery of investment programs:
  - Contemporaneous recovery of EE and Solar programs
  - Clause investment recovered via periodic filings for historic spending on Infrastructure Investment Programs (GSMP, Energy Strong, IAP)
  - Rate case recovery: Base spending, stipulated base
- Current Distribution ROE: 9.6% for all programs
  - Equity Ratio: 54%
  - YE 2022 Distribution Rate Base: ~$14B (55%)
- 4Q 2023 base rate filing is first since 2018, and will address recent investments, with cost control that helps keep bills affordable
  - Test Year – Mid-2023 through mid-2024
  - Request recovery of base distribution investments ~$3B including Board approved stipulated base spend
- Cost control and other factors mitigate other rate increases
  - O&M control limits customer bill impact from last rate case and keeps costs below peers
  - Pension/OPEB expectations comparable to 2018 levels; seek to further reduce volatility
  - Weighted average cost of debt is flat compared to 2018 due to favorable refinancing and long-dated maturities
  - COVID and storm deferral recovery can be offset by completion of Superstorm Sandy recovery

30

PSEG Investor Update October 2023 Key Takeaways: Best-in-Class Operations with Important System Investment Needs Driving a Predictable Earnings Growth Platform Operational Excellence: Delivering top-tier safety, Disciplined Investment: Programs driven by reliability and customer service, while maintaining infrastructure modernization and decarbonization customer bill affordability • $15.5B-$18B capital investment program drives rate base growth of 6%-7.5% over the 2023-2027 period Financial Strength: Strong track record of • On schedule and on budget to deliver largest single-year capital growth continues spending program of $3.5 billion in 2023 • Distribution base rate case in 2024 driven by capital recovery, • Investments aligned with NJ climate policies, with upside to while continuing to keep customer bills affordable address Governor Murphy’s recent Executive Orders • Conservation Incentive Program decouples revenues, enabling • Gas business capital investments driven by replacement of broad EE adoption aged pipe prone to leaks • Cost control supports customer affordability with one of the • Technology investments will improve the customer experience lowest gas bills and below average electric bills vs. regional and reliability while continuing to control O&M peers • Investment recovery mechanisms help minimize regulatory lag 31

PSEG Investor Update October 2023 PSEG Power & Other

PSEG Investor Update October 2023 PSEG Nuclear • Operates Salem 1 & 2 and Hope Creek • 50% owner of Peach Bottom 2 & 3 • Total 3,766 MW PSEG Power • Opportunities for growth & Other PSEG Gas Operations A more stable, predictable business Serves BGSS contract with Power & PSE&G, providing low-cost that generates significant free gas and multiple value streams cash flow to support PSEG’s Other investment program Other PSEG Long Island contracts, Offshore wind lease area and potential transmission investments, potential Hydrogen investments, and Parent 33

PSEG Investor Update October 2023 PSEG Decision to Retain Nuclear Based on Several Drivers Decision to Retain Nuclear Units Clarified with Passage of the IRA, and Anticipated Start of PTC in 2024 Key Strategic Drivers: • Unique asset class of existing, low-cost, carbon-free, 24x7 base load generation, providing reliable energy integral to meeting New Jersey’s clean energy targets • Significant free cash flow supports PSEG as it allocates capital for PSE&G’s growth Key Financial Drivers: • Predictable earnings from PTC through 2032 provides escalating support for energy prices • Prices above PTC threshold will provide upside opportunity • Low-cost, high-value growth opportunities at nuclear, and prospects for growth in developing hydrogen hubs Key Operational Drivers: • Demonstrated operational excellence and equipment reliability, providing improved predictability • Safety is always our highest priority 34 34

PSEG Investor Update October 2023

PSEG Nuclear — Key Fleet Data

2022 Fleet Average Capacity Factor 92.2%

Hope Creek
BWR
NJ

- 100% PSEG ownership
- 1,173 MW owned capacity
- Current license expires 2046
- 18-month operating cycle
- Next refueling scheduled Spring 2024

Salem Unit 1
PWR
NJ

- 57% PSEG ownership
- 659 MW owned capacity
- Current license expires 2036
- 18-month operating cycle
- Next refueling scheduled Fall 2023

Salem Unit 2
PWR
NJ

- 57% PSEG ownership
- 659 MW owned capacity
- Current license expires 2040
- 18-month operating cycle
- Next refueling scheduled Fall 2024

Peach Bottom Unit 2
BWR
PA

- 50% PSEG ownership
- 637.5 MW owned capacity
- Current license expires 2053*
- 24-month operating cycle
- Next refueling scheduled Fall 2024

Peach Bottom Unit 3
BWR
PA

- 50% PSEG ownership
- 637.5 MW owned capacity
- Current license expires 2054*
- 24-month operating cycle
- Next refueling scheduled Fall 2023

** Both Peach Bottom units have received subsequent license renewals for an additional 20 years from the NRC. However, the NRC is revisiting the environmental review and the license expiration dates were reverted back to 2033 and 2034 pending this review.*

35

PSEG Investor Update October 2023

Nuclear Is Critical to the Energy Transition

Nuclear is a unique asset class providing reliable 24x7, carbon-free energy and price stabilization

PSEG Nuclear provides ~40% of New Jersey's energy and ~85% of New Jersey's clean energy

- New Jersey's energy goals can only be met through preserving our nuclear assets through an extended license life
- Integrated Energy Plan supporting NJ's EMP concluded that retaining nuclear is the least-cost scenario for achieving NJ's goals

PSEG Nuclear is important to New Jersey's economy

- Supports an annual payroll of more than $175 million
- Purchases more than $60 million a year in New Jersey goods and services

PSEG Nuclear is a leading employer in Salem County and Southern NJ

- 4,530 in-state direct and secondary jobs, including 3,990 jobs in Salem County
- 1,639 full-time employees — 70% of employees live in South Jersey
- 1,000 additional contractors twice a year to support refueling outages and maintenance

NJ Electric Generation by Fuel Source 2022*


Renewables 8%
Other 1%
Nuclear 41%
Natural Gas 49%
Coal 1%

*Source: Form EIA-923 (Electricity Data Browser as of Oct 4, 2023.)

36

PSEG Investor Update October 2023

PSEG Nuclear Has Compelling Growth Opportunities: Salem Capacity Uprate

- ~45-60 MW PSEG-share (4%-5%) thermal increase targeted
- Lowers $/MWh generating cost (same O&M, more MWh)
- Targeting in service in 2027-2029
- Low-cost investment — Capital is ~$100M PSEG-share for upgrades on the secondary side of the plant (shown to right); no upgrades to reactor equipment expected, no incremental O&M
- Opportunity for a larger uprate will be evaluated
- Compelling value:
  - Incremental PTC benefit — Expected to qualify for the incremental clean energy production credit, providing 10 years of $27/MWh* incremental value to market
  - Average annual net income for first five full years ~$15M-$25M

Simplified Drawing of Secondary Side of Plant



From heater drain pumps
21-25 low-pressure feedwater heaters
Condensate pumps
21-23 condensers
21 & 22 steam generator feed pumps
Low-pressure turbines
26 high-pressure feedwater heaters
A
B
C
Condensate polishing
21-24 steam generator

*Amounts reflect 2023 dollars, subject to IRS inflation adjustment factor.

37

PSEG Investor Update October 2023 Additional PSEG Nuclear Growth Opportunities Transition from 18-month to 24-month Refueling Cycles • An extended fuel cycle eliminates refueling outages over the life of the plant, reducing O&M by eliminating one refueling outage every 6 years (~$50M O&M) and increasing generation ~25 days every six years (~$30M) to end of extended life (avoids 6 refueling outages)* • Hope Creek: Authorized funding required to transition fuel cycle starting with Fall 2025 outage • Salem: Monitoring NRC approval of new fuel type that would enable transitioning to 24-month cycles License Extensions — Salem and Hope Creek • 20-year extensions to 2056 (Salem Unit 1), 2060 (Salem Unit 2) and 2066 (Hope Creek) • $95M total PSEG-share investment (includes ~$40M capex for equipment replacement), ~$10M–$15M through 2027 • Scoping study underway, Salem 1 & 2 license extension request submittal 2026, NRC approval anticipated 2028, Hope Creek to follow sequentially 38 38 *Amounts reflect 2023 dollars.

PSEG Investor Update October 2023 Hydrogen Opportunities Federal Government Created Programs to Incentivize the Development of a Hydrogen Economy to Drive Decarbonization Efforts Toward Some of the Hardest Sectors to Abate • Infrastructure Investment and Jobs Act, 2021 — Up to $8 billion to be awarded to at least 4 hydrogen hubs across the country • Inflation Reduction Act, 2022 — Creation of hydrogen PTC and ITC, dependent upon carbon intensity of hydrogen production process PSEG is Actively Evaluating Hydrogen-Related Opportunities • Participating in two hydrogen hubs in the Northeast and mid-Atlantic • Evaluating multiple roles - Owner and operator of hydrogen production facilities powered by carbon-free, nuclear power - Seller of RECs and/or nuclear power to third party hydrogen producers - End-user of hydrogen blended into selected segments of PSE&G’s gas distribution system 39 39 39

PSEG Investor Update October 2023 PSEG Power & Other — Other Businesses Gas Operations — the Next Largest Component of PSEG Power & Other • Broad portfolio of pipeline and storage contracts providing access to low-cost gas and optionality • Serves Basic Gas Supply Service (BGSS) to PSE&G customers • Multiple value streams from gas commodity and pipeline capacity sales to third parties and margins on gas sales to certain customer classes • Lowest-cost gas supplier in New Jersey with 75% of off-system sales margins credited to customers Other Components PSEG Long Island — Two Categories of Offshore Wind Competitive PJM Transmission Services • Ocean Wind 1 — Completed sale • Exploring bids into PJM competitive • Operating Services Agreement to of our 25% equity stake to Ørsted windows manage T&D utility • GSOE Lease Area — Evaluating • Fuel & Energy Management options to monetize our interests in Contracts acreage • Transmission (Offshore) — Pursue multiple solutions to support NJ’s offshore wind transmission goals, beginning with second State Agreement Approach solicitation expected to take place in 2024 40 40 40

PSEG Investor Update October 2023 Key Takeaways: Increasing Predictability • Operational Excellence: Solid nuclear operations with • Disciplined Investment: exemplary ratings on all units, gas operations benefiting - The PTC is a game-changer, providing LT price stability, PSE&G customers, and PSEG Long Island driving our strategic decision to retain our nuclear assets - Enables investment opportunities in power uprates, fuel • Financial Strength: cycle optimization, license extensions and hydrogen - Nuclear long-term price stability through PTC threshold into the next decade - Nuclear operations generate significant free cash flow to support PSEG’s growth objectives Transformed business with the sale of fossil - Other businesses, while smaller components, provide generating assets and exit from offshore stable value wind generation, and decision to retain PSEG’s nuclear assets following IRA 41

PSEG Investor Update October 2023 Financial Review & Outlook

PSEG Investor Update October 2023 PSEG’s Long-term Growth Outlook Driven by PSE&G’s Regulated Earnings Non-GAAP Operating Earnings Continuing on Path of Increasing Predictability • ~85%-90% of PSEG’s non-GAAP operating earnings are from PSE&G PSEG Power & Other • >90% of capital program allocated to PSE&G • Execution of robust capital plan PSE&G • Growth CAGR reflects Nuclear at PTC threshold • Continued cost control 2023E 2027E 43

PSEG Investor Update October 2023

Starting in 2024, Nuclear PTC Adds Stability and Visibility to PSEG Power & Other

Illustrative Drivers of PSEG Power & Other

\+

- At the PTC threshold, average annual nuclear EBITDA is estimated in the range of ~$500M in 2024, growing to ~$600M in 2027, as PTC adjusts annually for inflation after 2024

\+

- Remaining components of PSEG Power & Other expected to generate average annual EBITDA estimated at ~$225M over the same period

\-

- Annual depreciation is expected to average ~$135M over the same period
- Annual interest expense is estimated ~$250M, growing to ~$325M in 2027, as we refinance at higher rates

Illustrative EBITDA Contributions for PSEG Power & Other


PSEG Power -Nuclear
Other
PSEG Power-Gas Ops

This predictability and visibility drives our strategic decision to retain nuclear

Note – Illustrative representation of Nuclear EBITDA in years with PTC. Assumes PTC threshold of $43.75/MWh in 2024 with escalation of 3% per year, rising to $48.88/MWh for 2027, calculated in accordance with Internal Revenue Code Section 45U.

44

PSEG Investor Update October 2023

PSEG Power & Other Provides Significant Cash Flow, Including Nuclear PTC Starting in 2024


2023E – 2027E PSEG Power & Other Cash Flow
Collateral rolls off as hedges satisfied, or as market prices decline (2022 YE balance of $1.5B)
Return of Collateral & OSW Proceeds
Other EBITDA
PSEG Power-Gas Ops EBITDA
PSEG Power-Nuclear EBITDA
Free Cash Flow
Other Net Uses (primarily interest & taxes)
Capital
Annual capital spend ~$150M, consisting of primarily Nuclear projects
Sources
Uses

45

PSEG Investor Update October 2023 No New Equity Needed through 2027 to Fund PSE&G Capital Program 2023E – 2027E PSEG Sources and Uses of Cash PSEG Consolidated Funding PSE&G Growth PSE&G • Internally generated PSE&G cash flow • Incremental PSE&G debt • PSEG Power & Other enables PSE&G to retain equity to maintain capital structure PSE&G Dividend to Parent Incremental PSE&G Debt PSE&G Capital Expenditures PSEG Power & Other PSE&G Cash from (1) Incremental Ops Short Term PSEG Power & Debt/Loans Other LTD PSEG Power PSEG & Other FCF Shareholder Dividend from Dividend PSE&G S o u r ces U ses S o u r ces U ses S o u r ces U ses (1) PSE&G Cash from Operations is adjusted for cost of removal and Energy Efficiency spending, which are included in Capital Expenditures. 46

PSEG Investor Update October 2023

Our Business Profile Supports Solid BBB Credit Ratings and Meaningful Debt Capacity

PSEG FFO/Debt (1)


20%
15%
10%
Projected Average
~Mid-Teens
Minimum Threshold

Targeting Solid 'BBB' credit ratings for PSEG Senior Unsecured Debt

Projected Average Debt Capacity (2023E-2027E)


$3.0
$0.0
$ Billions

~$4B of investment capacity if debt capacity funds regulated growth at target capital structure

Financial flexibility utilized to fund planned investments, with meaningful debt capacity remaining for incremental opportunities

(1) *FFO/Debt is an internal estimate of a non-GAAP measure. FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation.*

47

PSEG Investor Update October 2023 PSEG’s 2023 Indicative Annual Dividend Increase Supported by Predictable Earnings Annual PSEG Dividend per Share * $2.28 • Opportunity for consistent and sustainable dividend growth $2.16 $2.04 • Dividend coverage by PSE&G $1.96 earnings exceeds 130% $1.88 $1.80 $1.72 $1.64 $1.56 $1.48 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023E ** 54% 54% 57% 59% 58% 57% 57% 56% 62% Payout Ratio *Indicative annual 2023 PSEG common dividend rate per share. **Payout Ratios reflect the dividend rate divided by non-GAAP Operating Earnings. See Slide A for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG. Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. 48

PSEG Investor Update October 2023 Meeting Takeaways: A Strong Business Mix and Platform for Predictable Growth • 5%-7% long-term earnings growth rate for 2023-2027 driven by • Retaining Nuclear fleet with PTC stabilized, predictable cash PSE&G rate base growth and PTC threshold for Nuclear flows and multiple growth paths with modest investment • Best-in-class, customer-centric regulated Utility with robust - Predictability – Long-term growth outlook through 2027 based on 5-year capex of $15.5B–$18B PTC threshold, with upside for potential market price increases - Focused on infrastructure modernization and - Opportunities - Increase capacity via uprates, extend fuel cycles, decarbonization of NJ economy seek license extensions and potential hydrogen opportunities - Investment opportunities aligned with New Jersey • Effective cost control to mitigate macro-inflationary concerns, and federal Clean Energy policies reduce volatility and maintain customer affordability - Customer affordability with lower prices • 2023 indicative annual common dividend* of $2.28 per share than the average among regional peers represents a 5.6% increase over 2022 - Constructive NJ regulatory environment • Sustainability recognized in top-tier ESG scores for climate leadership and commitment to ethical business practices • Exited offshore wind generation, continuing to pursue offshore transmission projects • Strong management track record of delivering on commitments, including meeting earnings guidance 18 years in a row 49 * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Investor Update October 2023 Appendix

PSEG Investor Update October 2023 PSE&G Recognized for Excellence PSE&G was honored on numerous fronts for best-in-class operations • 2022 PSE&G ranked #1 in Customer Satisfaction with both Residential Electric and Natural Gas Service in the East among Large Utilities by J.D. Power* ® • 2022 PA Consulting ReliabilityOne Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for the 21st consecutive year • 2022 EEI Edison Award, the electric utility industry’s highest honor • Escalent’s 2022 Cogent Most Trusted Utility Brands – Residential & Business * PSE&G Company received the highest score in the East Large segment of the J.D. Power 2022 U.S. Electric Utility Residential Customer Satisfaction Study of customers’ satisfaction with electric utility residential services and the J.D. Power 2022 U.S. Gas Utility Residential Customer Satisfaction Study of customers’ satisfaction nationally among gas residential customers. Visit jdpower.com/awards for more details. 51 51 51

PSEG Investor Update October 2023

PSEG Provides Compelling Careers for Our Employees

PSEG 12,500 Employees

- **Strong union partnerships with our six unions and the ~7,700 employees they represent:**
    - Recently reached new four-year labor agreements with all of our unions representing employees in New Jersey
    - Negotiating PSEG Long Island labor agreement in advance of Q4 2023 contract expiration
- **For 2022, our voluntary turnover rate excluding retirements was ~3%**
- **DEI – 28% are racially/ethnically diverse, 18% are women**
    - Representation of racially/ethnically diverse employees has increased 1.5% in the past two years; exceeds median industry benchmark by ~10%
    - Hired approximately 1,750 employees in 2022
        - 40% were racially/ethnically diverse, a 10% improvement over 2021
        - 23% were women, a 4% improvement over 2021
    - Numerous DEI recognitions

2022 DEI Recognitions

- America's Best Employers for Diversity
- America's Best Large Employers
- America's Best Employers for Women
- America's Best Employer by State
- America's Most JUST Companies
- Bloomberg Gender-Equality Index
- Bronze Military Friendly Employers
- Campus Forward Award
- Corporate Equality Index
- Disability Equality Index
- Leading Disability Employer
- No. 1 Utility in 100 Best Corporate Citizens

52

PSEG Investor Update October 2023 PSEG has Demonstrated Success in Controlling O&M, Keeping CAGR ~(3%) (1) PSEG O&M Expense 2,500 2,000 1,500 1,000 500 0 - 2018 2019 2020 2021 2022 2023E PSEG Power PSEG Power & Other Distribution Transmission Other (1) Excludes Nuclear ARO, early retirement of Hudson/Mercer coal plants, Bethlehem Energy Center goodwill write-off, write-offs related to Strategic Alternatives and certain regulatory balance account and pass-through items. Excludes PSEG Fossil and PSEG Power Ventures as of 2022. 53 ($ Millions)

PSEG Investor Update October 2023 2023 Pension Update PSEG ($ Millions) 2022 2021 • Focused on increasing the predictability of future earnings Discount Rate 5.20% 2.94% by mitigating pension impacts Expected Rate of Return 7.2% 7.7% • In February, the BPU approved an order authorizing on Plan Assets (EROA) PSE&G to modify its method for pension accounting for Fair Value of Plan Assets $6,906 $6,368 ratemaking purposes, which mitigates variability in the at Beginning of Year calculation of PSE&G’s pension expense for calendar year 2023 and beyond; as of June 30, 2023, PSE&G Actual Return on Plan Assets ($1,606) $886 has deferred $30 million as a Regulatory Asset under Fair Value of Plan Assets this methodology $4,911 $6,906 at Year-End • In August, PSEG closed on its previously announced Benefit Obligation at Year-End $5,628 $7,240 pension “lift-out”, transferring approximately $1 billion of pension obligations and associated plan assets, which will Funded Status at Year-End 87% 95% help to further increase the predictability of financial results • Post the “lift-out” transaction, strong funding ratio maintained Net Actuarial Loss at Year-End $2,151 $1,643 54 54

PSEG Investor Update October 2023

PSEG Power & Other

Nuclear Generation Measures

	Six Months Ended June 30,		Year Ended December 31,	
	2022	2023	2021	2022
Capacity Factor	94.9%	95.8%	91.9%	92.2%
Fuel Cost ($ millions)	$93	$94	$188	$183
Generation (GWh)	15,957	16,133	31,158	31,265
Fuel Cost ($/MWh)	$5.83	$5.83	$6.03	$5.85
2021 Refueling Outages:	Spring – HC		Fall – S2, PB3	
2022 Refueling Outages:	Spring – S1		Fall – HC, PB2	
2023 Refueling Outages:	Spring – S2		Fall – S1, PB3	

PJM Capacity Auction Results

2023 Delivery Period	PSEG's Average Prices ($/MW-Day)	PSEG's Cleared Capacity (MW)
Jan – May	$97	3,300
Jun – Dec	$50	3,700

Carbon-Free Contracted Energy Sales*

Baseload Nuclear	2023E	2024E
Volume TWh	30 – 32	30 - 32
% Hedged	95-100%	75-80%
Price $/MWh	$31	$38

Other Financial Considerations

- Majority of higher average annual hedged prices vs. 2022 realized in Q1
- Progress continues to transition PSEG's 100%-owned Hope Creek unit from 18-month to 24-month fuel cycles as early as 2025

** Numbers reflect management's view of hedged percentages and prices as of December 31, 2022 for 2023E and June 30, 2023 for 2024E. Prices for 2023E reflect revenues of full requirement load deals based on contract price including renewable energy credits and ancillary, but excluding capacity and transmission components. Prices for 2024E reflect energy revenues only. Hedged positions include MTM accounting treatment and options.*

Note: Generation indicates period net generation; Average Prices and Cleared Capacity reflect base and incremental auctions.

55

PSEG Investor Update October 2023

PSEG maintains a solid financial position

PSEG

PSEG Senior Unsecured Credit Ratings

Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG 364-Day Term Loan Outstanding (1,2)	**$0.75B**
PSEG Long-term Debt Outstanding	**$4.13B**
PSEG Consolidated Debt to Capitalization	**57%**

PSEG Power Issuer Credit Ratings

Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG Power Long-term Debt Outstanding (2)	**$1.25B**

PSEG Liquidity and Net Cash Collateral Postings

- PSEG had approximately $4.0B of total available liquidity, including $0.5B of cash and short-term investments, at 6/30/2023
- PSEG Power had net cash collateral postings of $0.4B at 6/30/2023

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings

Moody's = A1 / Outlook = Stable   S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding	**$13.09B**

PSEG Long-Term Maturity Profile Through 2027

at June 30, 2023


Principal Maturing ($ Millions)
2,500
2,000
1,500
1,000
500
0
2023
2024
2025
2026
2027
PSE&G
PSEG Power
PSEG

Financing Activity Subsequent to June 30, 2023

PSE&G issued 5.20% Secured MTNs due August 2033	$0.50B
PSE&G issued 5.45% Secured MTNs due August 2053	$0.40B
PSE&G retired 3.25% MTNs due September 2023	($0.33B)
PSEG issued 5.88% Senior Notes due October 2028	$0.60B
PSEG issued 6.13% Senior Notes due October 2033	$0.40B

All data is as of 6/30/2023 unless otherwise noted. MTNs=Medium-Term Notes
(1) 364-Day Term Loan is included in Short-Term Debt as Commercial Paper & Loans and as of 6/30/2023 included one $0.75B term loan maturing April 2024.
(2) PSEG 364-Day term loans and PSEG Power long-term debt are at a variable rate. As of 6/30/2023, PSEG has entered into floating-to-fixed interest rate swaps totaling $0.90B in order to reduce the volatility in interest expense for a portion of our variable rate debt on our $1.25B, 3-year term loan maturing March 2025 at PSEG Power.
Note: Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding. Amounts on slide are rounded up to two decimal places.

56

PSEG Investor Update October 2023 PSEG EPS Reconciliation – First Half 2023 versus First Half 2022 $4. $2.00 75 $3.76 $3.75 $2.50 $2.25 0.07 $2.09 0.05 $1.97 $2.00 Gross Margin 0.15 Transmission 0.03 $1.75 Re-contracting/Market 0.22 Gas Margin 0.03 Capacity (0.03) Volume 0.01 Other Margin 0.03 $1.50 Gas Operations (0.05) Distribution O&M 0.05 O&M 0.02 $1.25 Distribution Interest (0.06) Depreciation & Interest (0.05) $1.00 Non-Operating Pension/OPEB (0.06) Distribution Non-Operating $0.75 Taxes & Other 0.02 Pension/OPEB (0.08) Distribution Taxes 0.03 $0.50 Lower Share Count $0.26 0.01 $0.25 $0.00 YTD 2022 YTD 2022 PSE&G PSEG Power & Other YTD 2023 YTD 2023 Net Operating Earnings Operating Earnings Net Income (non-GAAP)* (non-GAAP)* Income * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. Note: Quarterly results may not add due to rounding. 57 57 $ / share ~ ~

PSEG Investor Update October 2023 Glossary of Terms/ Reconciliation

PSEG Investor Update October 2023

Glossary of Terms

A&G	Administrative & General
AFUDC	Allowance for Funds Used During Construction
AGA	American Gas Association
AMI	Automated Metering Infrastructure
ARO	Asset Retirement Obligation
BGSS	Basic Gas Supply Service
BPU	New Jersey Board of Public Utilities
BWR	Boiling Water Reactor
CAGR	Compound Annual Growth Rate
C&I	Commercial and Industrial
CEF	Clean Energy Future
CI/US	Cast Iron and Unprotected Steel Main
CO_2e	Carbon Dioxide equivalent
CWIP	Construction Work in Progress
DEI	Diversity Equity & Inclusion
DER	Distributed Energy Resource
DOE	Department of Energy
E	Estimate
EBITDA	Earnings before Interest, Income Taxes, Depreciation & Amortization
EE	Energy Efficiency
EEI	Edison Electric Institute
EIA	Energy Information Administration
EMP	Energy Master Plan
EPA	Environmental Protection Agency
EPS	Earnings Per Share
ESG	Environmental, Social and Governance
EV	Electric Vehicle
FCF	Free Cash Flow
FFO	Funds from Operations
GAAP	Generally Accepted Accounting Principles
GC	General Counsel
GHG	Greenhouse Gas
GSMP	Gas System Modernization Program
HC	Hope Creek
IAP	Infrastructure Advancement Program
IRA	Inflation Reduction Act
ITC	Investment Tax Credit
LDC	Local Distribution Company
LIHEAP	Low Income Home Energy Assistance Program
LT	Long-Term
MSCI	Morgan Stanley Capital International
NRC	Nuclear Regulatory Commission
O&M	Operations and Maintenance
OPEB	Other Post-Employment Benefits
OSHA	Occupational Safety and Health Administration
OSW	Offshore Wind
P/E	Price to Earnings Ratio
PB	Peach Bottom
PHMSA	Pipeline and Hazardous Materials Safety Administration
PJM	Pennsylvania Jersey Maryland
PTC	Production Tax Credit
PWR	Pressurized Water Reactor
ROE	Return on Equity
RTO	Regional Transmission Organization
S	Salem
SAIDI	System Average Interruption Duration Index
SF_6	Sulfur Hexafluoride
T&D	Transmission and Distribution
U.N.	United Nations
USF	Universal Service Fund
YE	Year-End

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

Link to PSEG Investor Relations Website

Link to PSEG ESG Webpages

59

PSEG Investor Update October 2023 Reconciliation of Non-GAAP Operating Earnings a) Effective January 1, 2018, unrealized gains (losses) on Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation equity securities are recorded in Net Income (Loss) Six Months Ended Year Ended instead of Other Comprehensive Income (Loss). Reconciling Items June 30, December 31, 2022 2021 2020 2019 2018 2017 2023 2022 2016 2015 2014 b) Includes the financial impact from positions with forward ($ millions, Unaudited) delivery months. c) Six months ended June 30, 2022 and full year 2022 Net Income (Loss) $ 1,878 $ 129 $ 1,031 $ (648) $ 1,905 $ 1,693 $ 1,438 $ 1,574 $ 887 $ 1,679 $ 1,518 (Gain) Loss on Nuclear Decommissioning Trust (NDT) includes the results for fossil generation sold in February (a) Fund Related Activity, pre-tax (100) 257 270 (178) (231) (255) 144 (133) (5) (24) (138) 2022. 2021 amounts include a pre-tax loss of $298 (b) (Gain) Loss on Mark-to-Market (MTM), pre-tax (1,068) 949 635 620 81 (285) 117 167 168 (157) (111) million for the make-whole premium paid upon the early Storm O&M, net of insurance recoveries, pre-tax - - - - - - - - - (172) 27 redemption of PSEG Power's debt and other non-cash (c) Plant Retirements, Dispositions and Impairments, pre-tax - 14 31 2,940 (122) 402 (51) 975 669 - - debt extinguishment costs. Oil Lower of Cost or Market adjustment, pre-tax - - - - 2 - - - - - - Goodwill Impairment, pre-tax - - - - - 16 - - - - - d) Income tax effect calculated at 28.11% statutory rate for Lease Related Activity, pre-tax - - 78 10 - 58 8 77 147 - - Exit Incentive Program (EIP), pre-tax 20 - - - - - - - - - - 2018 through 2023 and 40.85% statutory rate for prior Income Taxes related to Operating Earnings (non-GAAP) reconciling items, years, except for qualified NDT related activity, which (d) excluding Tax Reform 316 (357) (306) (891) 106 37 (74) (427) (391) 150 104 records an additional 20% trust tax on income (loss) Tax Reform - - - - - - - (745) - - - Operating Earnings (non-GAAP) $ 1,046 $ 992 $ 1,739 $ 1,853 $ 1,741 $ 1,666 $ 1,582 $ 1,488 $ 1,475 $ 1,476 $ 1,400 from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar (e) PSEG Fully Diluted Average Shares Outstanding (in millions) 500 502 501 504 507 507 507 507 508 508 508 Source in 2021, and lease related activity. ($ Per Share Impact - Diluted, Unaudited) e) Approximately three million potentially dilutive shares Net Income (Loss) $ 3.76 $ 0.26 $ 2.06 $ (1.29) $ 3.76 $ 3.33 $ 2.83 $ 3.10 $ 1.75 $ 3.30 $ 2.99 (a) were excluded from fully diluted average shares (Gain) Loss on NDT Fund Related Activity, pre-tax (0.20) 0.51 0. 54 (0.35) (0.46) (0.50) 0. 28 (0.26) (0.01) (0.05) (0.27) (b) outstanding used to calculate the diluted GAAP loss per (Gain) Loss on MTM, pre-tax (2.14) 1.89 1. 27 1. 23 0. 16 (0.56) 0. 23 0. 33 0. 33 (0.31) (0.22) Storm O&M, net of insurance recoveries, pre-tax - - - - - - - - - (0.34) 0. 05 share for the year ended December 31, 2021 as their (c) Plant Retirements, Dispositions and Impairments, pre-tax - 0.02 0. 06 5. 83 (0.24) 0.79 (0.10) 1. 92 1.32 - - impact was antidilutive to GAAP results. For non-GAAP Goodwill Impairment, pre-tax - - - - - 0.03 - - - - - Lease Related Activity, pre-tax - - 0. 15 0. 02 - 0. 11 0. 02 0. 15 0. 29 - - per share calculations, we used fully diluted average EIP, pre-tax 0. 04 - - - - - - - - - - shares outstanding of 507 million for the year ended Income Taxes related to Operating Earnings (non-GAAP) reconciling items, (d) December 31, 2021, including the three million excluding Tax Reform 0.63 (0.71) (0.61) (1.77) 0.21 0. 08 (0.14) (0.84) (0.78) 0. 31 0. 21 Tax Reform - - - - - - - (1.47) - - - potentially dilutive shares as they were dilutive to non- (e) Share Differential - - - (0.02) - - - - - - - GAAP results. As a result of the use of different Operating Earnings (non-GAAP) $ 2.09 $ 1.97 $ 3.47 $ 3.65 $ 3.43 $ 3.28 $ 3.12 $ 2.93 $ 2.90 $ 2.91 $ 2.76 denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the year ended December 31, 2021 results to reconcile the two EPS calculations. . Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss). A 60 60

PSEG Investor Update October 2023 Reconciliation of Non-GAAP Operating Earnings PSE&G Operating Earnings (non-GAAP) Reconciliation PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation Six Months Ended Six Months Ended Reconciling Items June, 30, Reconciling Items June, 30, 2023 2022 2023 2022 ($ millions, Unaudited) ($ millions, Unaudited) Net Income (Loss) $ 1,055 $ (685) Net Income $ 823 $ 814 EIP, pre-tax 14 - (Gain) Loss on NDT Fund Related Activity, pre-tax (100) 257 (a) Income Taxes related to Operating Earnings (non-GAAP) reconciling items (4) - (Gain) Loss on MTM, pre-tax (1,068) 949 (b) Operating Earnings (non-GAAP) $ 833 $ 814 Plant Retirements, Dispositions and Impairments, pre-tax - 14 Lease Related Activity, pre-tax - - PSEG Fully Diluted Average Shares Outstanding (in millions) 500 502 EIP, pre-tax 6 - (c) Income Taxes related to Operating Earnings (non-GAAP) reconciling items 320 (357) Operating Earnings (non-GAAP) $ 213 $ 178 PSEG Fully Diluted Average Shares Outstanding (in millions) 500 502 (a) Includes the financial impact from positions with forward delivery months. (b) Amount for the six months ended June 30, 2022 includes the results for fossil generation sold in February 2022. (c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity. Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss). B 61 61

PSEG Investor Update October 2023 Thank you